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                                                                   EXHIBIT 10.11


ARC CHEMICAL DIVISION
BALCHEM CORPORATION                               CONTRACT NO.  100197



                            SUPPLY/SERVICE AGREEMENT

     THIS AGREEMENT IS ENTERED INTO THIS 29TH DAY OF SEPTEMBER, 1997, BY AND BETWEEN ARC CHEMICAL DIVISION, BALCHEM CORPORATION, P.O. BOX 180, SLATE HILL, NEW YORK, 10973, (HEREINAFTER REFERRED TO AS "SELLER"), AND GRIFFITH MICRO SCIENCE, INC., (HEREINAFTER REFERRED TO AS "BUYER").

     IN CONSIDERATION OF THE PROVISIONS SET FORTH HEREIN, SELLER AND BUYER AGREE AS FOLLOWS:

     1. Definitions. For the purposes of this Agreement the terms "Product", "Current Requirements", "Container", "Buyer's Location", "Specification", "Delivery and Shipment", "Price of Product", "Transportation Costs", and "Terms of Payment" will have the respective meanings now or hereafter set forth in Attachment A as incorporated herein and appropriately signed or initialed and dated by the Buyer and Seller.

     2. Sale and Purchase/Location(s). Seller shall sell and Buyer shall purchase, on the terms and conditions set forth herein, Buyer's total present and future requirements of Product during the term of this Agreement for use at Buyer's location(s), and if any of the operations at Buyer's location(s) are hereafter conducted at new or expanded location(s), the then current requirements and the future requirements of Product at such location(s) will be supplied by Seller to Buyer and purchased by Buyer pursuant hereto. Buyer's Current Requirements of Product are as set forth in Attachment A. Buyer shall keep Seller informed of any estimated changes in its Current Requirements.

     3. Price and Payment. Seller will invoice Buyer and Buyer will pay Seller for Product in accordance with the price of Product and Terms of Payment set forth in Attachment A hereto. If Buyer fails to make timely payment in accordance with the terms of this Agreement, or Buyer's credit becomes impaired, as set forth in paragraph 11 hereof, Seller reserves the right to:

      (a)  Refuse to supply Product to Buyer under any order unless
           Buyer pays cash in advance with order and/or makes payment in full of all outstanding charges; and/or

      (b) At the discretion of the Seller, assess and collect from Buyer a late charge on any delinquent balance, computed as follows:
           1.5% per month on balances over 45 days; and/or

      (c) Terminate or suspend this Agreement upon thirty (30) days written notice to Buyer, if Buyer does not rectify within a thirty
           (30) day period.

     Buyer shall receive no credit or refund for Product which meets the specifications set forth in Attachment B which is delivered to Buyer but not used.


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     4. Delivery of Product:  Title.  Product shall be delivered by Seller in accordance with the Delivery and Shipment provisions of Attachment A. Title and risk of loss shall pass to Buyer F.O.B. Buyer's facility. Seller's quantity measurements taken at Seller's facility shall govern. Except as otherwise provided for hereunder, all drums, cylinders and other containers in which Product is delivered are and shall remain the property of Seller and are returnable in good condition promptly after being emptied. Buyer shall pay demurrage charges for any such items not promptly returned within a reasonable amount of time. (Seller's policy is demurrage after 60 days.)

     Seller will:

      o Endeavor, upon receipt of reasonable advance notice, to deliver to Buyer's location(s) such quantities of Product as are necessary to supply Buyer's requirements at such location(s). If Seller is unable to supply gas when required, Buyer has the right to obtain Product from another source.

     Buyer will:

      o Monitor the inventory of Product at Buyer's location and regularly advise Seller of the level thereof at each such location.

      o Reimburse Seller upon Seller's request, additional costs incurred if, during Product deliveries, Seller experiences frequent delays within Buyer's control.

      o Allow deliveries to be made twenty-four (24) hours per day, seven (7) days per week. Buyer may request that delivery be made at specified times, and if Seller is able to do so, Buyer shall then pay all additional expenses incurred by Seller as a result.

     Deliveries which may be made during a strike or other labor disturbance affecting Buyer shall be at Buyer's sole risk, and Buyer hereby indemnifies and holds Seller harmless from and against all of the costs, damages, liabilities or claims arising out of or associated with any such delivery which are not regularly incurred by Seller in the ordinary course of normal deliveries hereunder.

     5. Specifications. All Product delivered by Seller under this Agreement shall conform to the specification set forth in Attachment A hereto.

     6. Price Adjustment.  See Attachment A.

     7. Taxes. Taxes imposed upon the storage, sale, transportation, delivery, use or consumption of Product, or any other tax, howsoever denominated and measured involving Product, shall be paid directly by Buyer, or if paid by Seller, shall be invoiced to Buyer as a separate item and paid by Buyer to Seller.

     8. Seller's Warranty. Seller warrants that the Product delivered to Buyer shall conform to the specification set forth on Attachment A hereto and that at the time of delivery Seller shall have good title to and the right to transfer such Product and that the same shall be delivered free of encumbrances and that the drums in which the Product will be delivered will be


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appropriate for containing the Product and will be free from defects and leaks.
THE FOREGOING WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     9. Limitation of Liability. Buyer acknowledges that there are hazards associated with the use of the Product, that it has received Seller's current Material Safety Data Sheet, that it understands such hazards, and that it is the Buyer's responsibility to warn and protect its employees, independent contractors, invitees, and others exposed to such hazards through Buyer's storage and use of the Product. Buyer assumes all risk and liability for loss, damage or injury to persons or to property of Buyer or the other persons arising out of the presence of or use of the product provided such loss is not due to Seller's negligence.

     Seller's sole liability and Buyer's exclusive remedy for the non-delivery of Product, or for the delivery of Product not conforming to the specification (and which Seller does not elect to replace with conforming Product) shall be limited to the purchase price of the quantity of Product. In no circumstances shall Seller be liable, whether in contract or tort or otherwise, for any incidental or consequential damages, including loss of use, loss of work in process, down time or loss of profits.

     In the case of non-delivery of Product, Seller is liable for [   *   ] of
difference between the purchase price of the Product, if the Seller had supplied, and the price actually paid by the Buyer for the Product from another source.

     Buyer will receive documents from Seller, including Seller's Material Safety Data Sheet and any revision thereof, containing safety and health information pertaining to Product, and Buyer will incorporate such information into Buyer's safety program.

     Each party hereby agrees to indemnify and hold the other party, its affiliates and their respective employees, officers and directors harmless from any actions, lawsuits, demands, claims, losses, expenses, costs, including but not limited to legal fees, and damages, arising from the injury, illness or death of the indemnifying party's employees while engaged in any activities related to the Product(s) supplied by Seller under this Agreement, unless such claims are incurred by any of them arising out of the other party's negligence or its breach of its obligations hereunder.

     10. Force Majeure. Neither party hereto shall be considered in default in the performance of its obligations hereunder (other than its obligation to make any payment of money hereunder), or be liable in damages or otherwise for any failure or delay in performance which is due to strike, lockout, concerted act of worker's or other industrial disturbance, fire, explosion, flood or other natural catastrophe, civil disturbance, riot or armed conflict, whether

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* Confidential Treatment requested; material filed separately with Commission.


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declared or undeclared, curtailment, shortage, rationing or allocation of normal sources of supply of labor, materials, transportation, energy, or utilities, machinery or equipment breakdown, abnormal transportation, energy, or utilities, machinery or equipment breakdown, abnormal demand, lack of transportation or distribution equipment, accident, Act of God, delay of Seller's suppliers, subcontractors, or vendors, sufferance of or voluntary compliance with acts of government and government regulations (whether or not valid), embargoes or any other similar or dissimilar cause which is beyond the reasonable control of the party affected.

     Neither party hereto shall be required to make any concession or grant any demand or request to bring to an end any strike or other concerted act of worker's.

     Either party affected by an event described in this paragraph shall, promptly upon learning of such event and ascertaining that it has or will affect its performance hereunder, give notice to the other party, stating the nature of the event, its anticipated duration and any action being taken to avoid or minimize its effect.

     Seller may during any period of shortages prorate the Product among its various customers.

     11. Impairment of Credit. The following activities make an impairment of credit: any action that is brought by or against Buyer under any present or future bankruptcy or insolvency laws seeking any reorganization, arrangement, readjustment, liquidation, dissolution or similar relief with respect to Buyer, or Buyer makes any assignment for the benefit of creditors, or a receiver is appointed for Buyer, or Buyer shall fail to make payments in accordance with the terms of this Agreement, or, Buyer's credit has been impaired.

     12. Claims. Buyer shall inspect Product immediately after Product arrives at Buyer's location(s). Buyer's failure to give notice of any claim within thirty (30) days after the arrival of Product at Buyer's location(s) shall constitute an unqualified acceptance by Buyer of such Product and a waiver of Seller's claims in respect thereof.

     13. Assignment. This Agreement shall be binding upon the parties and their heirs, administrators, executors, acquirers, successors, and assignees of either party.

     14. Notice. Any notices, unless otherwise provided herein, will be in writing. Any notice by letter under this Agreement will be deemed given on the date such correspondence is posted.

     15. Applicable Law. This Agreement is to be interpreted in accordance with the laws of the State of New York as in effect for agreements made and performed in New York.

     16. Term. This Agreement will be in effect October 1, 1997 and will continue in effect for a period of seven (7) years.

     17. Prior Agreement. This Agreement supersedes any prior agreement or agreements between Buyer and Seller for delivery of Product to Buyer's Location(s), but this Agreement shall not be construed as a renunciation or discharge of any claim in damages for an antecedent breach.


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     18. Entire Agreement.  This Agreement supersedes any prior agreement between the parties relating to the delivery of Product. No modification or waiver of, or addendum to this Agreement shall bind Seller unless expressly set forth in writing and signed and accepted by an authorized representative of Seller.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the dates above.



Submitted by: Ron Ahnell
TITLE:        Sales & Marketing Mgr., Arc Chemical
DATE:         September 25, 1997


BUYER'S ACCEPTANCE:                           SELLER'S ACCEPTANCE:
GRIFFITH MICRO SCIENCE, INC.                  ARC CHEMICAL DIVISION
                                              BALCHEM CORPORATION

BY:  /s/ Kevin M. Swan                        BY:  /s/ Dino A. Rossi
   ----------------------------------            ----------------------------
TITLE  President                              TITLE:  President
     --------------------------------               -------------------------
DATE:  10-30-97                              DATE:  10-29-97
     --------------------------------             ---------------------------

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                                  ATTACHMENT A

                   ARC CHEMICAL DIVISION BALCHEM CORPORATION

                        INDUSTRIAL GAS SUPPLY AGREEMENT


IN THE AGREEMENT, CONTRACT NO. 1000197 AND DATED THE 29TH DAY OF SEPTEMBER,
1997




PRODUCT MEANS:         Drummed 100% Ethylene Oxide

BUYERS LOCATION(S) MEANS: Total requirements for Customer location(s) in US and
                          Canada

SPECIFICATION MEANS:   See attached Specification sheet (Attachment B)

CURRENT REQUIREMENTS MEANS:  As required by Customer for location(s)

CONTAINER MEANS:  400 pound DOT Spec Packaging 5P drums

DELIVERY AND SHIPMENT MEANS:  as required

[   *   ]
TRANSPORTATION COSTS ARE:  Included in the price of the product, FOB Buyer

TERMS OF PAYMENT MEANS:    Net 30 days


                                    REMARKS:
================================================================================


BUYER                                    SELLER
-----                                    ------
GRIFFITH MICRO SCIENCE, INC.             ARC CHEMICAL DIV. BALCHEM CORP.

ACCEPTED                                 ACCEPTED


BY:     /s/ KEVIN M. SWAN                 BY:    /s/ DINO A. ROSSI
        ----------------------                  ------------------------------
TITLE:  PRESIDENT                        TITLE: PRESIDENT
        ----------------------                  ------------------------------
DATE:   10-30-97                         DATE:  10-29-97
        ----------------------                  ------------------------------


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* Confidential Treatment requested;  material filed separately with Commission.



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ATTACHMENT "B"


ARC CHEMICAL DIVISION BALCHEM CORPORATION
P.O. BOX 180, SLATE HILL, NY 10973 - TEL. 914-355-5311; FAX 914-355-7619


                            PURCHASE SPECIFICATIONS
                                 ETHYLENE OXIDE

                              Specification Limits


1. Acidity               20 PPM by weight, maximum, calculated as ascetic
                         acid.  This is equivalent to 0.019 mg KOH per mg.
                         sample.

2. Aldehydes             30 PPM by weight, maximum, calculated as acetaldehyde.

3. Carbon Dioxide        50 PPM by weight, maximum.

4. Water                 25 PPM by weight, maximum.

5. Residue               0.005 gm. Per 100 ml., maximum.

6. Color                 10 maximum.
                         platinum-cobalt, Sunoco
                         APHA, BASF

7. Suspended Matter      Substantially free.

8. Ethylene Oxide        99.9%, minimum.
   (Purity by difference)



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                                   [   *   ]


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* Confidential Treatment requested;  material filed separately with Commission.

+  One page omitted.


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